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                                   EXHIBIT 10.11



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                             HOME FEDERAL SAVINGS BANK
                            CHANGE-IN-CONTROL AGREEMENT

     This Change-in-Control Agreement (the "Agreement") is entered into as of this 3rd day of March, 1997 by and between Home Federal Savings Bank, a federally-chartered savings bank (the "Bank") and Gene F. Uher (the "Employee"), currently residing at 4915 Caraway Drive, Sioux Falls, South Dakota 57106.

     WHEREAS, the Employee is currently serving as a vice president of the Bank, holding the title of Executive Vice President and Chief Operations Officer; and

     WHEREAS, the Bank is a wholly-owned subsidiary of HF Financial Corp., (the Holding Company"), and the Holding Company offers its common stock for sale to the public and is subject to supervision by the Securities and Exchange Commission ("SEC"); and

     WHEREAS, both the Bank and the Holding Company are subject to supervision by the Office of Thrift Supervision (the "OTS"); and

     WHEREAS, the Board of Directors of the Bank recognizes that, as is the case with publicly held corporations generally, the possibility of a change-in-control of the Holding Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and its stockholders; and

     WHEREAS, the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change-in-control of the Holding Company, although no such change is now known of; and

     WHEREAS, the Board of Directors of the Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 1 hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

     1. TERM OF AGREEMENT. This Agreement will commence on March 3, 1997 and shall continue in effect until the third anniversary of that date; and, commencing on the first anniversary of the date hereof and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than 90 days prior to any such date of automatic extension of this Agreement, the Bank shall have given notice that the Agreement will not be so extended; provided, however, if a Change-in-Control shall have occurred during the original or any extended term of this Agreement, this Agreement shall in all events continue in effect for a period of 24 months following a Change-in-Control; provided, further, that if Employee becomes entitled to payments in accordance with Section 4 of this Agreement (or asserts a claim for such payments) during the term of this Agreement as heretofore described, this Agreement will thereafter survive indefinitely to ensure that Employee receives all payments and benefits to which Employee is entitled pursuant to the terms hereof.

     2. CHANGE-IN-CONTROL. No benefits shall be payable hereunder unless there shall have been a Change-in-Control, as set forth below. For purposes of this Agreement, a "Change-in-Control" shall mean:


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     a.   a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Holding Company is then subject to such reporting requirement; or

     b. the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Holding Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Holding Company (i) representing 20% or more, but not more than 50%, of the combined voting power of the Holding Company's then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as hereinafter defined) or (ii) representing more than 50% of the combined voting power of the Holding Company's then outstanding securities (regardless of any approval by the Continuing Directors); provided, however, that notwithstanding the foregoing, no Change-in-Control shall be deemed to have occurred for purposes of this Agreement by reason of the ownership of 20% or more of the total voting capital stock of the Holding Company then issued and outstanding by the Holding Company, any subsidiary of the Holding Company or any employee benefit plan of the Holding Company or of any subsidiary of the Holding Company or any entity holding shares of the Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this clause is referred to herein as a "Company Entity"); or

     c. any acquisition of control as defined in 12 Code of Federal Regulations Section 574.4, or any successor regulation, of the Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner which is set forth in 12 CFR Section 574.3, or any successor regulation; or

     d. the Continuing Directors (as hereinafter defined), cease to constitute a majority of the Holding Company's Board of Directors; or

     e. the shareholders of the Holding Company approve (i) any consolidation or merger of the Holding Company in which the Holding Company is not the continuing or surviving Holding Company or pursuant to which shares of Holding Company stock would be converted into cash, securities or other property, other than a merger of the Holding Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving Holding Company immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Holding Company; or (iii) any plan of liquidation or dissolution of the Holding Company.

          For purposes of this definition, "Continuing Director" shall mean any person who is a member of the Board of Directors of the Holding Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such "Affiliate" or Associate, and who (i) was a member of the Board of Directors on the date of this Agreement as first written above or (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 1 3d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Holding Company representing 20% or more of the combined voting power of the Holding Company's then outstanding securities, but shall not include the Investors or any Holding Company Entity; and "Affiliate" and Associate" shall have their respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     3. TERMINATION FOLLOWING A CHANGE-IN-CONTROL. If a Change-in-Control shall have occurred, Employee shall be

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entitled to the benefits provided in Section 4(a) hereof upon any termination of
Employee's employment within 24 months of such Change-in Control unless such termination is (i) because of Employee's death, (ii) by the Bank for Cause (as defined below) or (iii) by Employee other than for Good Reason (as defined below):

a. CAUSE. Termination by the Bank of Employee's employment for Cause" shall mean termination upon (i) the willful and continued failure by Employee to substantially perform Employee's duties with the Bank (other than any such failures resulting from Employee's disability or from Employee's termination for Good Reason), after a demand for substantial performance is delivered to Employee which specifically identifies the manner in which the Bank believes that Employee has not substantially performed his duties, and Employee has failed to resume substantial performance of those duties on a continuous basis within 14 days of receiving such demand, (ii) Employee's willful engaging in conduct which is demonstrably and materially injurious to the Bank, monetarily or otherwise, (iii) Employee's conviction of a felony which impairs his ability substantially to perform Employee's duties with the Bank, (iv) the Employee's personal dishonesty, incompetence, breach of fiduciary duty for personal profit or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or (v) the Employee's material breach of this Agreement. For purposes of this Subsection, no act, or failure to act, on the part of the Employee shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Bank. Failure to perform duties with the Bank during any period of disability shall not constitute Cause.

Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee written notice from the Chief Executive Officer stating that in the good faith opinion of the Chief Executive Officer the Employee was guilty of conduct constituting "Cause" as set forth above and specifying the particulars thereof.

b. GOOD REASON. Employee's termination of employment for "Good Reason" shall mean termination by the Employee upon the occurrence, without his express written consent, within 24 months following a Change-in-Control of any one or more of the following:

          i) the assignment to the Employee of any duties inconsistent in any respect with Employee's position (including status, office, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to the Change-in-Control or any other action of the Bank which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Bank promptly after receipt of notice thereof given by Employee;

          ii) a reduction by the Bank in Employee's base salary as in effect on the date hereof or as the same shall be increased from time to time;

          iii) the Bank's requiring Employee to be based at a location outside of Sioux Falls, South Dakota;

          iv) the failure by the Bank to (a) continue in effect any material compensation or benefit plan, program, policy or practice in which Employee was participating at the time of the Change-in-Control or (b) provide the Employee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change-in-Control (or as in e ffect following the Change-in-Control, if greater);

          v) the failure of the Bank to obtain a satisfactory agreement from any successor to the Bank to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; and

          vi) any purported termination by the Bank of the Employee's employment that is not effected pursuant to a Notice of Termination (as defined below);

     The Bank's right to terminate Employee's employment pursuant to this Subsection shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Employee's Termination of employment for Good Reason as defined in this Subsection 3(b) shall constitute termination for Good Reason for all purposes of this Agreement, notwithstanding that the Employee may also thereby be deemed to have "retired" under any applicable

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retirement programs of the Bank.

     c. NOTICE OF TERMINATION. Any purported termination of the Employee's employment by the Bank or by the Employee (other than by reason of the Employee's death) within 24 months following the month in which a Change-in-Control occurs, shall be communicated by Notice of Termination to the other party hereto in accordance with Section 8 hereof. No purported termination of the Employee's employment by the Bank shall be effective if it is not pursuant to a Notice of Termination. Failure by the Employee to provide Notice of Termination shall not limit any of the Employee's rights under this Agreement except to the extent the Bank can demonstrate that it suffered actual damages by reason of such failure. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement which was relied upon and the Date of Termination (as defined below) and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

     d. DATE OF TERMINATION. "Date of Termination" shall mean the date specified in the Notice of Termination (except in the case of the Employee's death, in which case Date of Termination shall be the date of death); provided, however, that if the Employee's employment is terminated by the Bank, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Employee and if the Employee terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than 60 days from the date the Notice of Termination is given to the Bank.

     4. COMPENSATION UPON TERMINATION. Following a Change-in-Control, upon termination of employment during the term of this Agreement the Employee shall be entitled to the following benefits:

     a. If employment by the Bank shall be terminated (A) by the Bank for any reason other than Cause, or (B) by the Employee for Good Reason, the Employee shall be entitled to the benefits, to be funded from the general assets of the Bank, provided below:

          i) the Bank shall pay the Employee full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          ii) the Bank will pay as severance benefits to the Employee, not later than 30 days following the Date of Termination, a lump sum severance payment equal to 299% of the sum of (A) the Employee's annual base salary in effect at the time Notice of Termination is given or immediately prior to the date of the Change-in-Control, whichever is greater, and (B) the greater of incentive compensation payments which were potentially available to the Employee at the time Notice of Termination is given or immediately prior to the date of the Change-in-Control and, in either case, annualized for the entire fiscal year (or if there is no such incentive payment, the amount earned in the last fiscal year prior to the Change-in-Control);

          iii) for a 24-month period after the Date of Termination, the Bank will arrange to provide the employee with welfare benefits (including life and health insurance benefits), perquisites and other employee benefits of substantially similar design and cost to the Employee as the welfare benefits, perquisites and other employee benefits available to the Employee immediately prior to the Notice of Termination; but benefits otherwise receivable by the Employee pursuant to this Subsection (iii) shall be discontinued if the Employee obtains full-time employment providing welfare benefits during the 24-month period following the Date of Termination. Further the Bank shall permit the Employee and his family to continue on its health and welfare employee benefit plans for a period not to exceed three years with Employee responsible for paying premiums at the COBRA premium rate.

          iv) the full amount of any long-term cash incentive award for any plan periods then in progress to the extent not provided for in such plan or plans; and

     v)   individual out-placement counseling services for the Employee.

     b. The payments provided for in Section 4(a) above shall be made not later than 30 days following the Date of Termination; provided, however, that if the amounts of such payments


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          cannot be finally determined, on or before such day, the Bank shall pay to the Employee on such day an estimate as determined in good faith by the Bank of the minimum amount of such payments and shall pay the remainder of such payments (together with interest from the date of such estimated payment at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code")) as soon as the amount thereof can be determined but in no event later than 45 days after the Date of Termination.

          In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Bank to the Employee payable no later than 30 days after demand by the Bank (together with interest from the date of such estimated payment at the rate provided in Section 1274(b)(2)(B) of the Code.

     c. The Bank shall also pay to the Employee any legal fees and expenses incurred by the Employee (i) as a result of successful litigation against the Bank for nonpayment of any benefit hereunder or (ii) in connection with any dispute with any Federal, state or local governmental agency with respect to benefits claimed under this Agreement. If the Employee utilizes arbitration to resolve any such dispute, the Bank will pay any legal fees and expenses incurred by the Employee in connection therewith.

     d. The Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise, except as set forth in
Section 4a(iii) hereof.

     e. Notwithstanding anything in this Agreement to the contrary, no payments may be made pursuant to Section 4 hereof without the prior approval of the OTS if following such payment the Bank would not be in compliance with its fully phased-in capital requirements as defined in OTS regulations. Further, any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.

     f. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon this compliance with 12 USC Sec.1828(k) and any regulations promulgated thereunder.

5. CERTAIN REDUCTION OF PAYMENTS by the Bank. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Bank to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the Bank for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Bank because of Section 280G of the Code. For purposes of this Section 5, present value shall be determined in accordance with
Section 280G(d)(4) of the Code.

     6. NONEXCLUSIVITY RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive, retirement or other plan or program provided by the Bank and for which the Employee may qualify, nor, except as provided in Section 13, shall anything herein limit or reduce such rights as the Employee may have under any other agreement with, or plan, program, policy or practice of, the Bank. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any agreement with, or plan, program, policy or practice of, the Bank (including, without limitation, the cashout of unused vacation days upon termination of employment) shall be payable in accordance with such agreement, plan, program, policy or practice, except as explicitly modified by this Agreement.


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     7.   SUCCESSORS
     a. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Bank or of any division or subsidiary thereof employing the Employee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place. Failure of the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank in the same amount and on the same terms as he would be entitled hereunder if his employment were terminated for Good Reason following a Change-in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination and Notice of Termination shall be deemed to have been given on such date.

     b. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to his devisee, legatee or other designee or, if there is no such designee, to his estate or, if no estate, in accordance with applicable law.

     8. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, postage prepaid, addressed to the other party as follows:

     If to the Bank, to:

     Home Federal Savings Bank
     Attention: Corporate Secretary
     225 South Main Avenue
     Sioux Falls, SD 57117

     If to Employee, to:
     Gene F. Uher
     4915 Caraway Drive
     Sioux Falls, South Dakota 57106



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     Either party to this Agreement may change its address for purposes of this
     Section 8 by giving 15 days' prior notice to the other party hereto.

     9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board to sign on behalf of the Bank. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of South Dakota.

     10. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. ARBITRATION. If the Employee so elects, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If the Employee does not elect arbitration, he may pursue any and all legal remedies available to him.

     13. EMPLOYMENT AGREEMENT. Reference is hereby made to that certain Agreement, dated contemporaneously with this Agreement, by and between the Bank and the Employee. The termination of the Employment Agreement shall have no effect on the term of this Agreement. All terms and conditions of the Employment Agreement shall continue in full force and effect (until termination of the Employment Agreement in accordance with its terms), including following a Change in Control, except as expressly modified by this Section. The mutual promises in this Agreement and in the Employment Agreement shall serve as consideration for each agreement contemporaneously executed. In the event of a Change-in-Control which triggers the payment of compensation to the Employee pursuant to Section 4 of this Agreement, this Agreement shall supersede and override any rights to payment under the Employment Agreement between the parties executed contemporaneously with this Agreement.

     14. EFFECTIVE DATE. This Agreement shall become effective as of the date first set forth in Section 1 hereof.

     15. EMPLOYMENT. This Agreement does not constitute a contract of employment or impose on the Bank any obligation to retain the Employee as an employee, to continue his current employment status or to change any employment policies of the Bank.

     16. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     17. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or unenforceability of the other provisions hereof.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                                                  HOME FEDERAL SAVINGS BANK



                                                  By  /s/ Curtis L. Hage
                                                    ------------------------
                                                  Its Chairman/President/CEO
                                                    ------------------------

                                                  EMPLOYEE

                                                  /s/Gene F. Uher
                                                     -------------
                                                     Gene F. Uher



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